First Trust Advisors L.P.
                      1001 Warrenville Road
                     Lisle, Illinois  60532



                        October 16, 2008

First Trust Portfolios L.P.
1001 Warrenville Road
Lisle, IL  60532

     Re:  FT 1862

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
153484 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                              Sincerely,

                              First Trust Advisors L.P.



                              Ronda L. Saeli
                              Senior Vice President